SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported):	Commission file number
December 22, 2003	0-11757

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	71-0335111
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	(I.R.S. EMPLOYER IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code:
(479) 820-0000

Item 5.      Other Events.

On December 22, 2003 the Registrant issued a news release announcing the receipt of a revenue agent’s report from the Internal Revenue Service.  A copy of the news release is filed as an exhibit to this Form 8-K.

(c)  Exhibits

 99.1   News release issued by the Registrant on December 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 22 day of December, 2003.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and Administration, Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller, Chief Accounting Officer